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                            EXHIBIT 23.2
                    INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
QRS Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QRS Corporation of our report dated February 23, 2000 on the financial statements of Image Info Inc., as of December 31, 1999 and 1998, included in QRS Corporation's Current Report on Form 8-K/A dated March 27, 2000.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York
May 30, 2000